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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) August 30, 2000
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                           TransTechnology Corporation
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               (Exact Name of Registrant as Specified in Charter)


Delaware                             1-7872                     95-4062211
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(State or Other Jurisdiction       (Commission               (IRS Employer
   Of Incorporation)               File Number)              Identification No.)


150 Allen Road, Liberty Corner, New Jersey                            07938
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (908) 903-1600
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        (Former Name or Former Address, if Changed Since Last Report)

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                           TRANSTECHNOLOGY CORPORATION

                                    FORM 8-K


ITEM 5. OTHER EVENTS.

     On August 30, 2000, the Registrant completed a private placement of $75 million in senior subordinated notes (the "Notes") and certain warrants to purchase shares of the Registrant's common stock (the "Warrants") to a group of institutional investors including Whitney & Co., Albion Alliance LLC and Citizens Capital, Inc. (collectively, the "Purchasers"). The Registrant used the proceeds of the private placement to retire, in full, a $75 million bridge loan held by a group of lenders led by Fleet National Bank.

     The Notes are due on August 29, 2005 and bear interest at a rate of 16% per annum, consisting of 13% cash interest on principal, payable quarterly, and 3% interest on principal, payable quarterly in "payment-in-kind" notes.

     The Warrants entitle the Purchasers to acquire in the aggregate 427,602 shares, or 6.5%, of the common stock of the Registrant at an exercise price of $9.93 a share, which represents the average daily closing price of the Registrant's common stock on the New York Stock Exchange for the thirty (30) days preceding the completion of the private placement, and which may be subject to a price adjustment on the first anniversary of the issuance of the Warrants. The Warrants must be exercised by August 29, 2010.

     In connection with the transaction, the Registrant and certain subsidiaries of the Registrant signed a Consent and Amendment Agreement with its current lenders (the "Lenders") under the Registrant's existing $250 million senior credit facility (the "Credit Facility"), in which the Lenders consented to the private placement and amended certain financial covenants associated with the Credit Facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     EXHIBIT        DESCRIPTION

     10.37 Securities Purchase Agreement dated as of August 29, 2000 by and among TransTechnology Corporation; J.H. Whitney Mezzanine Fund, L.P.; Albion Alliance Mezzanine Fund I, L.P.; Albion Alliance Mezzanine Fund II, L.P.; the Equitable Life Assurance Society of the United States; Fleet Corporate Finance, Inc.; and Citizens Capital, Inc.

     10.38(i) Warrant dated as of August 29, 2000 issued by TransTechnology Corporation to J.H. Whitney Mezzanine Fund, L.P. for 171,041 shares of TransTechnology common stock.

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     10.38(ii)      Schedule of other substantially similar warrants issued by
                    TransTechnology Corporation to other Purchasers under the Securities Purchase Agreement.

     10.39 Registration Rights Agreement dated as of August 29, 2000 by and among TransTechnology Corporation and the Purchasers referred to therein.

     10.40 Subordinated Indebtedness Intercreditor Agreement dated as of August 29, 2000 among TransTechnology Corporation, the Existing Guarantors named therein, and the Purchasers referred to therein.

     10.41 Consent and Amendment Agreement No. 1 dated as of August 21, 2000 to that certain Second Amended and Restated Credit Agreement dated as June 30, 1995, and amended and restated as of July 24, 1998, and as further amended and restated as of August 31, 1999, by and among TransTechnology Corporation, TransTechnology Seeger-Orbis GmbH and TransTechnology (GB) Limited; Fleet National Bank and other Lenders referred to within; Fleet National Bank, acting through its London Branch as Sterling Fronting Bank; BHF-BANK Aktiengesellschaft, as DM Fronting Bank; ABN AMRO Bank N.V., as Syndication Agent; Bank One, NA (formerly known as the First National Bank of Chicago), as Documentation Agent and Fleet National Bank as Issuing Bank and Administrative Agent.

     10.42 Intercreditor and Subordination Agreement dated as of August 29, 2000 among Fleet National Bank, as administrative agent for the Lenders as defined therein, TransTechnology Corporation, and the Purchasers referred to therein.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            TRANSTECHNOLOGY CORPORATION



                            By: /s/ Gerald C. Harvey
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                            Its: Vice President, Secretary and General Counsel
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                            Date: 9/14/2000
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